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                                                                      Exhibit 22


                          SUBSIDIARIES OF NORSTAN, INC.



                                                                                                   PERCENTAGE OF
                                                                STATE OF                         VOTING SECURITIES
                           NAME                              INCORPORATION                      OWNED BY THE COMPANY
                           ----                              -------------                      --------------------
         NORSTAN COMMUNICATIONS, INC.                          MINNESOTA                               100%


         NORSTAN FINANCIAL SERVICES, INC.                      MINNESOTA                               100%


         NORSTAN CANADA INC.                                   MINNESOTA                               100%


         NORSTAN CANADA, LTD.                                ONTARIO, CANADA                           100%


         NORSTAN INTERNATIONAL, INC.                           MINNESOTA                               100%


         NORSTAN-UK LIMITED                                  UNITED KINGDOM                            100%


         THE NORSTAN FOUNDATION                                MINNESOTA                               100%
         501(C)(3) IRS DETERMINATION LETTER

         Dated September 7, 1999

         VIBES TECHNOLOGIES, INC.                              MINNESOTA                               100%